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                                                                  EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Tri-County Bank Shares

  We hereby consent to the inclusion in the Registration Statement on Form S-4 of Gold Banc Corporation, Inc. our report dated June 5, 1998 with respect to Tri-County Bank Shares, Inc's financial statements for the year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the related Prospectus.

                                          /s/ KPMG Peat Marwick LLP

Kansas City, Missouri
June 24, 1998